Exhibit 99.1

Fastly Provides Preliminary Third Quarter Revenue Results
Full third quarter 2020 financial results to be announced on October 28, 2020
SAN FRANCISCO – Oct. 14, 2020 — Fastly, Inc. (NYSE: FSLY), in fulfillment of its obligations to promptly file a resale registration statement on Form S-3 in connection with its successful acquisition of Signal Sciences on October 1, today announced preliminary revenue results for the third quarter ended September 30, 2020. On October 28, Fastly will release full third quarter 2020 financial results, along with fourth quarter and full-year 2020 guidance, which will include revenue from Signal Sciences.

Fastly now expects third quarter 2020 total revenue of $70.0 to $71.0 million, compared to its previous guidance of $73.5 to $75.5 million. All previously issued third quarter and full-year guidance that Fastly disclosed in its second quarter shareholder letter and related call on August 5 should not be relied upon. These preliminary results and the withdrawal of the previously-issued third quarter and full-year guidance reflect the following customer-specific factors:
•Due to the impacts of the uncertain geopolitical environment, usage of Fastly’s platform by its previously disclosed largest customer did not meet expectations, resulting in a corresponding significant reduction in revenue from this customer.
•During the latter part of the third quarter, a few customers had lower usage than Fastly had estimated.

“The current global environment has in some ways fueled our business, but has also created areas of uncertainty. While our preliminary third quarter results reflect the challenges of a usage-based model, we believe the fundamentals of Fastly’s business remain strong, as does demand for our platform,” said Fastly CEO Joshua Bixby. “And while the timing of this required disclosure is atypical, it is part of completing the Signal Sciences transaction, which brings us a stellar team and product portfolio that further differentiates us from our competitors. I look forward to discussing our full third quarter results and the outlook for our combined businesses later this month.”

Third Quarter 2020 Financial Results Date and Conference Call
Fastly will release third quarter 2020 financial results after market close on Wednesday, October 28, 2020. Fastly will issue a press release notifying once its quarterly shareholder letter has been posted on its Investor Relations website at https://investors.fastly.com.
Fastly will host a conference call to discuss its results at 2:00 p.m. PT / 5:00 p.m. ET on Wednesday, October 28, 2020. The call can be accessed by dialing (833) 968-2077 (U.S./Canada) or (236) 714-2139 (International) with conference ID 2491525. A live webcast of the call will be available at https://investors.fastly.com.
About Fastly
Fastly helps people stay better connected with the things they love. Fastly’s edge cloud platform enables customers to create great digital experiences quickly, securely, and reliably by processing, serving, and securing our customers’ applications as close to their end-users as possible — at the edge of the Internet. The platform is designed to take advantage of the modern internet, to be programmable, and to support agile software development. Fastly’s customers include many of the world’s most prominent companies, including Vimeo, Pinterest, The New York Times, and GitHub.
This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our expected third quarter 2020 total revenue, future financial and operating performance, expected benefits resulting from our acquisition of the Signal Sciences team and product portfolio, and the demand for our platform. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially include additional adjustments to our expected third quarter 2020 total revenue that may be identified during our regular financial closing and review procedures, challenges that we may face as we integrate Signal Sciences team and products with our own operations, the impact of the global pandemic in accelerating the need for businesses to focus on digital transformation, our ability to attract new customers and retain our existing customers, the extent to which our existing customers increase their usage of our platform.
Additional factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (SEC), including in Fastly’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our Quarterly Reports on Form 10-Q. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.

Investor Contact:
Maria Lukens
ir@fastly.com
Media Contact:
Elaine Greenberg
press@fastly.com

Source: Fastly, Inc.